Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Third Quarter Fiscal 2017 Operating Results

April 7, 2017	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the three and nine months ended February 28, 2017. For the three months ended February 28, 2017, total sales increased $670,657, or 26.5%, to $3,199,122 from $2,528,465 in the three months ended February 29, 2016. Net loss was $131,333, or $(0.04) per fully diluted share, for the three months ended February 28, 2017 as compared to net loss of $450,906, or $(0.15) per fully diluted share, for the three months ended February 29, 2016.

For the nine months ended February 28, 2017, total sales increased $40,597, or 0.5%, to $8,747,215 from $8,706,618 in the nine months ended February 29, 2016. For the nine months ended February 28, 2017, net loss was $639,432, or $(0.21) per fully diluted share, as compared to net loss of $1,049,755, or $(0.35) per fully diluted share for the nine months ended February 29, 2016.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets in North America, South America, Asia and Europe. Balancer segment sales increased $569,183, or 44.5%, to $1,849,655 for the three months ended February 28, 2017 compared to $1,280,472 for the three months ended February 29, 2016. The increase is primarily due to stronger sales in North America, Europe, and China.

Balancer segment sales decreased $280,499, or 5.5%, to $4,808,197 for the nine months ended February 28, 2017 compared to $5,088,696 for the nine months ended February 29, 2016, primarily due to weaker sales in North America, offset in part by stronger sales in Europe and China.

The Measurement segment product line consists of laser-based light-scatter, distance measurement and dimensional sizing products and ultrasonic-based remote tank monitoring products for propane and diesel tanks. Total Measurement segment sales increased $101,474, or 8.1%, to $1,349,467 for the three months ended February 28, 2017 compared to $1,247,993 for the three months ended February 29, 2016, primarily due to increases in sales of our Acuity laser-based distance measurement and dimensional-sizing products, increases in sales of our SMS laser-based surface measurement products and increases in sales of our Xact remote tank monitoring products and related revenues from monitoring services offset by decreases in sales associated with the Lasercheck product line.

Total Measurement segment sales increased $321,096, or 8.9%, to $3,939,018 for the nine months ended February 28, 2017 compared to $3,617,922 for the nine months ended February 29, 2016, primarily due to increases in sales of our Xact remote tank monitoring products and related revenues from monitoring services offset by decreases in sales associated with the other product lines in the Measurement segment.

Gross margin for the three months ended February 28, 2017 decreased to 38.0% as compared to 42.1% for the three months ended February 29, 2016. Gross margin for the nine months ended February 28, 2017 decreased to 41.4% as compared to 43.4% for the nine months ended February 29, 2016. The fluctuations in gross margin in the three and nine month periods ended February 28, 2017 as compared to the same three and nine month periods in the prior fiscal year are primarily influenced by shifts in the product sales mix from our product lines.

Operating expenses decreased $160,415, or 10.9%, to $1,313,240 for the three months ended February 28, 2017 as compared to $1,473,655 for the three months ended February 29, 2016. General, administrative and selling expenses decreased $142,103, or 10.1%, for the three months ended February 28, 2017 as compared to the same period in the prior year. These decreases are primarily driven by reductions in marketing costs, travel and entertainment expenses and personnel related expenses.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Operating expenses decreased $562,876, or 11.8%, to $4,189,708 for the nine months ended February 28, 2017 as compared to $4,752,584 for the nine months ended February 29, 2016. General, administrative and selling expenses decreased $524,276, or 11.6%, for the nine months ended February 28, 2017 as compared to the same period in the prior year. These decreases are primarily driven by reductions in sales commissions, marketing costs, travel and entertainment expense and personnel expenses.

“Our recent focus on three major product lines has produced far more efficient use of resources and has reduced operating expenses. Our overall gross margin declined primarily due to our mix of sales and we suffered a net loss for the third quarter of our fiscal year, albeit smaller than previous quarters. Currency valuations in both Europe and the UK have affected our reported revenue from those regions,” commented David M. Hudson, President and CEO of Schmitt Industries. “Our first order of business for the fourth quarter of our fiscal year is to continue to streamline our operations. As those efforts progress, we will continue sales and marketing initiatives to strengthen revenue growth,” Hudson concluded.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications, laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications, laser-based surface analysis and measurement products for a variety of scientific applications, and ultrasonic measurement products that accurately measure the liquid levels of propane, diesel and other tank-based liquids, and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by David M. Hudson, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to continue to accelerate growth in sales of the Xact® tank monitoring system, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales and currency fluctuations, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the increased costs due to changes in securities laws and regulations, and protection of intellectual property rights.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	February 28, 2017	May 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$481,831	$988,686
Accounts receivable, net	2,274,729	2,099,082
Inventories	4,342,217	4,727,977
Prepaid expenses	175,746	132,230
Income taxes receivable	4,941	8,432

	7,279,464	7,956,407

Property and equipment, net	887,229	965,452

Other assets
Intangible assets, net	629,233	712,881

TOTAL ASSETS	$8,795,926	$9,634,740

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$816,532	$877,167
Accrued commissions	299,298	273,147
Accrued payroll liabilities	128,619	148,823
Other accrued liabilities	252,525	331,563

Total current liabilities	1,496,974	1,630,700

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at February 28, 2017 and May 31, 2016	10,588,168	10,569,522
Accumulated other comprehensive loss	(478,820)	(394,518)
Accumulated deficit	(2,810,396)	(2,170,964)

Total stockholders’ equity	7,298,952	8,004,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,795,926	$9,634,740

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2017 AND FEBRUARY 29, 2016

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Net sales	$3,199,122	$2,528,465	$8,747,215	$8,706,618
Cost of sales	1,984,580	1,465,104	5,124,514	4,924,355

Gross profit	1,214,542	1,063,361	3,622,701	3,782,263

Operating expenses:
General, administration and sales	1,263,529	1,405,632	4,000,873	4,525,149
Research and development	49,711	68,023	188,835	227,435

Total operating expenses	1,313,240	1,473,655	4,189,708	4,752,584

Operating loss	(98,698)	(410,294)	(567,007)	(970,321)

Other expense, net	(25,642)	(34,117)	(51,053)	(59,128)

Loss before income taxes	(124,340)	(444,411)	(618,060)	(1,029,449)

Provision for income taxes	6,993	6,495	21,372	20,306

Net loss	$(131,333)	$(450,906)	$(639,432)	$(1,049,755)

Net loss per common share, basic	$(0.04)	$(0.15)	$(0.21)	$(0.35)

Weighted average number of common shares, basic	2,995,910	2,995,910	2,995,910	2,995,910

Net loss per common share, diluted	$(0.04)	$(0.15)	$(0.21)	$(0.35)

Weighted average number of common shares, diluted	2,995,910	2,995,910	2,995,910	2,995,910